Exhibit 99.3

CONSENT OF OLIVER WYMAN CONSULTING (SHANGHAI) LIMITED

X Financial

7-8F, Block A, Aerospace Science and Technology Plaza

No. 168, Haide Third Avenue, Nanshan District

Shenzhen, 518067, the People’s Republic of China

June 8th, 2018

Ladies and Gentlemen:

Oliver Wyman Consulting (Shanghai) Limited hereby consents to (i) references to our name, (ii) inclusion of information, data and statements from, and references to our preparation of, the report entitled “CHINA MOBILE PERSONAL FINANCIAL SERVICES PLATFORM — MARKET OVERVIEW AND PERSPECTIVES” (together with any subsequent amendments made by us thereto, the “Report”) and (iii) citation of the Report, in each case, in this registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) in connection with the proposed initial public offering of X Financial (the “Company”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and in any other future filings or correspondence with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”).  We further hereby consent to the filing of this letter as an exhibit to the Registration Statement with the SEC.

/s/ Cliff Sheng
Name: Cliff Sheng
Title: Head of China Financial Services
Oliver Wyman Consulting (Shanghai) Limited
Room 3708-10
The Center
989 Changle Road
Xuhui District
Shanghai